Exhibit 10.1

FIRST AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT is entered into as of September 30, 2008 (the “Amendment”), by and among United Commercial Bank (“Agent”), the financial institutions named on the signature pages hereto (each, a “Lender” and collectively, the “Lenders”), and Aviza Technology, Inc., a Delaware corporation, and Aviza, Inc., a Delaware corporation (each referred to individually as a “Borrower” and collectively, as the “Borrowers”).

RECITALS

Borrowers and Agent are parties to that certain Loan and Security Agreement dated as of April 13, 2007, as amended from time to time (the “Agreement”).  The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.                                     The following defined terms in Section 1.1 of the Agreement are hereby added or amended to read as follows:

“Borrowing Base” means an amount equal to (i) eighty percent (80%) of Eligible Accounts net of Retention Accounts plus (ii) the lesser of $5,000,000 or fifty percent (50%) of Retention Accounts whereby remittances are paid directly to Borrowers’ account(s) maintained with Agent, plus (iii) twenty-five percent (25%) of Domestic Inventory, which shall not exceed fifty percent (50%) of the aggregate value of subsections (i) and (ii) herein.

“Eligible Foreign Accounts” means Accounts with respect to which the account debtor does not have its principal place of business in the United States and such Accounts are being paid directly to Borrowers’ accounts with Agent, and (i) the account debtor is publicly traded in their respective region and acceptable to Agent, or (ii) the Account is backed by foreign credit insurance reasonably acceptable to Agent and showing Agent as additional loss payee, or (iii) the Account is backed by letters of credit advised through Agent.

“Liquidity Ratio” means (i) the sum of Cash plus (a) eighty percent (80%) of Eligible Accounts net of Retention Accounts plus (b) the lesser of $5,000,000 or fifty percent (50%) of Retention Accounts whereby remittances are paid directly to Borrowers’ account(s) maintained with Agent, plus (c) twenty-five percent (25%) of Domestic Inventory, which shall not exceed fifty percent (50%) of the aggregate value of subsections (a) and (b) herein; divided by (ii) the amount outstanding on the Revolving Line plus the current portion (within twelve months) of amounts owed (including principal and interest) under the Equipment Facility and Real Estate Facility.

“Revolving Line” means Credit Extensions of up to Twenty-Nine Million Dollars ($29,000,000).

“UK Subsidiary”  means Borrowers’ Subsidiary registered and located in the United Kingdom.

1

2.                                     Subsection (c) of the defined term Eligible Accounts in Section 1.1 is amended in its entirety to read as follows:

Accounts with respect to an account debtor, including Subsidiaries and Affiliates, whose total obligations to Borrower exceed 20% (Concentration Limit) of all Accounts; or, for certain account debtors, whom the Agent will approve on a case by case basis as agreed in writing by the Agent;

3.                                     The last sentence of Section 2.1.3(a) is amended in its entirety to read as follows:

Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.1.3 may be repaid and reborrowed at any time prior to the Revolving Facility Advance Maturity Date, at which time all Advances under this Section 2.1.3 shall be immediately due and payable.

4.                                     The following is hereby added after the first sentence of Section 2.1.3(b):

For any Eligible Foreign Accounts, Borrowers shall provide to Agent original invoices along with (i) proof of credit insurance acceptable to Agent and showing Agent as additional loss payee, or (ii) the stock symbol and the name of the stock exchange upon which the Account debtor’s stock is traded, or (iii) a copy of the letter of credit advised through Agent.

5.                                     Section 2.2(a) is amended in its entirety to read as follows:

(a)                                  Interest Rates.  Except as set forth in Section 2.2(b), the outstanding principal balance of each Credit Extension shall bear interest (computed daily on the basis of a 360 day year and actual days elapsed), at a floating rate per annum equal to the LIBOR Rate plus 4.00%.

6.                                     Section 6.3(a) is amended in its entirety to read as follows:

(a) as soon as available, but in any event within twenty-five (25) days after the end of each month, Borrowers’ consolidated financial statements, prepared in accordance with GAAP, consistently applied, signed by a Responsible Officer in substantially the form of Exhibit C;

7.                                     The following subsection (vi) is added to the end of Section 6.3(c) as follows:

and (vi) a monthly summary report of outstanding purchase orders, indicating fulfilled and unfulfilled amounts on such purchase orders.

8.                                     The following subsection (g) is added immediately following the end of subsection (f) to Section 6.3 as follows:

; and (g) as soon as available, but in any event within forty-five (45) days after the end of each quarter, a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit C.

9.                                     Section 6.4 is amended in its entirety to read as follows:

6.4                                 Collateral Audits.  At Borrowers’ expense, Agent shall have a right to audit Borrowers’ Accounts and appraise Collateral through Agent’s appointed auditor, provided that such audits will be conducted no more often than twice every 12 months, unless an Event of Default has occurred and is continuing.  For the avoidance of doubt, all such audits shall be conducted at Borrower’s expense.

10.                              Section 6.6 is amended in its entirety to read as follows:

6.6                                 Debt to Tangible Net Worth Ratio.  Borrowers shall maintain as of the last day of each quarter a Debt to Tangible Net Worth Ratio not greater than 3.75 to 1:00.

11.                              The last sentence of Section 6.9 is amended in its entirety to read as follows:

Borrowers shall also maintain insurance relating to Borrowers’ ownership and use of their property, including the Real Estate, in amounts and of a type that are customary to businesses similar to Borrowers’, provided that such amounts shall be no less than the replacement cost of such property.

12.                              Section 6.10 is amended in its entirety to read as follows:

6.10                           Primary Depository.  Borrowers shall maintain all of its domestic depository, investment and operating accounts with Agent or Agent’s Affiliates. The depository, investment and operating accounts of the UK Subsidiary shall be subject to appropriate security documents for the benefit of Agent and in form and substance reasonably satisfactory to Agent.

13.                              The following shall be added as Section 6.14 to the Agreement:

6.14                           UK Subsidiary.  In any quarter in which the UK Subsidiary has Indebtedness outstanding to any Person other than Borrowers, the Indebtedness of the UK Subsidiary owing to Borrowers shall not exceed $2,000,000, as measured on an average daily balance.

14.                              Exhibits C and D to the Agreement are replaced by the Exhibits C and D provided to Borrowers by Agent, forms of which are attached hereto.

15.                              Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement.  The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects.  The execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Agent under the Agreement, as in effect prior to the date hereof.  Each Borrower ratifies and reaffirms the continuing effectiveness of all applications, instruments, documents and agreements entered into in connection with the Agreement.

16.                              Each Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

17.                              This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

18.                              As a condition to the effectiveness of this Amendment, Agent shall have received, in form and substance satisfactory to Agent, the following:

(a)                                  this Amendment, duly executed by Borrower;

(b)                                  an amendment fee of $20,000, plus all Agent Expenses incurred through the date of this Amendment; and

(c)                                  such other documents, and completion of such other matters, as Agent may reasonably deem necessary or appropriate.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

AVIZA TECHNOLOGY, INC.

By:	/s/ Patrick C. O’Connor

Title:	Executive VP and CFO

AVIZA, INC.

By:	/s/ Patrick C. O’Connor

Title:	Executive VP and CFO

UNITED COMMERCIAL BANK

By:	/s/ Yu Fu Lin

Title:	FVP & Relationship Manager

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

EAST WEST BANK

By:	/s/ Kevin Chan

Title:	FVP

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

CHINATRUST BANK (USA)

By:	/s/ Jane Ho

Title:	Jane Ho, SVP & Regional Manager